EXHIBIT 4.3

SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF SUCH SECURITIES REASONABLY SATISFACTORY TO THE STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No. ______	__________,20__

WARRANT TO PURCHASE COMMON STOCK
OF
ABAXIS, INC.

1.             Number of Shares Subject to Warrant.  FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, Holder (as defined below) is entitled to purchase from ABAXIS, Inc., a California corporation (the “Company”), during the times specified in Section 6, at a price per share equal to the Warrant Price (as defined below), the Warrant Stock (as defined below) upon exercise of this Warrant pursuant to Section 6 hereof.

2.             Definitions.  As used in this Warrant, the following terms shall have the definitions ascribed to them below:

(a)           “Holder” shall mean the National Institute for Strategic Technology Acquisition and Commercialization.

(b)           “Securities” shall mean that               shares of the Common Stock of the Company, subject to adjustment provided in Section 8.

(c)           “Warrant Price” shall be Three Dollars ($3.00) per share, subject to adjustment as provided in Section 8.

(d)           “Warrant Stock” shall mean the Securities purchasable upon exercise of this Warrant or issuable upon conversion of this Warrant.

(e)           “Market Price” of a share of Common Stock means:

(i)            the average of the daily closing sales prices of the Common Stock on an exchange (as defined in Section 3(a)(1) of the Securities Exchange Act of 1934) on which the Common Stock may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the average of the reported bid and asked prices on all such exchanges at the end of such day, in each case over the twenty trading days immediately before the date of determination of Market Price, or

(ii)            if the Common Stock is not listed on any national securities exchange, the Market Price shall be deemed to be the fair value thereof calculated as follows:

(A)           the Company’s Board of Directors shall initially determine in good faith within 7 days the Market Price on the date of delivery of the applicable notice or request and provide such determination in writing to the Holder;

(B)           the Holder shall have seven business days from the receipt of such written determination to accept or object to the Market Price as determined by the Company’s Board of Directors.  If the Holder objects, the Market Price shall be determined by an appraiser who shall be an independent internationally recognized investment banking firm jointly chosen by the Holder and the Company within five business days of the Company’s receipt of the Holder’s objection.  If the Holder and the Company fail to jointly appoint a sole appraiser within the specified time, the Market Price shall be the value agreed upon by an appraiser chosen at random by a mutually agreed upon party from a group composed of three Company nominated appraisers and three Holder nominated appraisers.  If the chosen appraiser declines to provide an appraisal, the process shall be repeated from the group of remaining nominated appraisers.  The compensation, costs, fees and expenses relating to the appraisers and the related procedures for choosing an appraiser shall be borne equally by the Holder and the Company.

(f)           “SEC” means the Securities and Exchange Commission.

3.             Fractional Shares.  No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of shares to be issued shall be rounded down to the nearest whole share.  If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying the Holder an amount computed by multiplying the fractional interest by the Market Price.

4.             No Shareholder Rights.  This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of the Company.

5.             Reservation of Stock.  The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise or conversion of this Warrant.  Issuance of this Warrant shall constitute full authority to the Company’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock issuable upon the exercise or conversion of this Warrant.

6.             Exercise of Warrant.  This Warrant may, subject to the vesting schedule set forth in Section 11 below, be exercised by the surrender of this Warrant, together with the Notice of Exercise and Investment Representation Statement substantially in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed at the principal office of the Company, specifying the portion of the Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Stock being purchased.  This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such exercise shall be treated for all purposes as Holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise.  If the Warrant shall be exercised for less than the total number of shares of Warrant Stock then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

7.             Conversion.  In lieu of exercising this Warrant or any portion hereof, the Holder hereof shall have the right, subject to the vesting schedule set forth in Section 11 below, to convert this Warrant or any portion hereof into Warrant Stock by executing and delivering to the Company at its principal office the written Notice of Conversion and Investment Representation Statement in the forms attached hereto as Attachments 2 and 3, specifying the portion of the Warrant to be converted, and accompanied by this Warrant.  The number of shares of Warrant Stock to be issued to Holder upon such conversion shall be computed using the following formula:

X = (P) (Y) (A-B) / A

X =	the number of shares of Securities to be issued to the Holder for the portion of the Warrant being converted.

P =	the portion of the Warrant being converted expressed as a decimal fraction.

Y =	the total number of shares of Securities issuable upon exercise of the Warrant in full.

A =	the Market Price.

B =	the Warrant Price on the date of conversion.

Any portion of this Warrant that is converted shall be immediately canceled.  This Warrant or any portion hereof shall be deemed to have been converted immediately prior to the close of business on the date of its surrender for conversion as provided above, and the person entitled to receive the shares of Warrant Stock issuable upon such conversion shall be treated for all purposes as Holder of such shares of record as of the close of business on such date.  As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such conversion.  If the Warrant shall be converted for less than the total number of shares of Warrant Stock then issuable upon conversion, promptly after surrender of the Warrant upon such conversion, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Stock purchasable hereunder upon the same terms and conditions set forth herein.

8.             Adjustment of Exercise Price and Number of Shares.  The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

(a)           Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc.  The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company’s capital stock.

(b)           Adjustment for Other Dividends and Distributions.  In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Stock (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

9.             Adjustment for Capital Reorganization, Consolidation, Merger.  If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company’s assets to another corporation shall be effected in such a way that holders of the Company’s capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company’s capital stock, and in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

10.           Transfer of Warrant.  This Warrant may not be transferred or assigned by the Holder hereof in whole or in part.

11.           Vesting and Termination.  The Holder shall not have the right to exercise, pursuant to Section 6 above, or convert, pursuant to Section 7 above, any portion of this Warrant that has not vested.  The right to exercise or convert the Warrant Stock shall vest as to 20% of the Warrant and the underlying Warrant Stock on the date of this Warrant and on each of the first four anniversaries of the date of this Warrant.  There shall be no condition or contingency to the vesting of this Warrant other than such passage of time.  This Warrant shall terminate on the fifth anniversary of the date of this Warrant and no longer be exercisable at 5:00 p.m. California time, on ________,         .

12.           Miscellaneous.  This Warrant shall be governed by the laws of the State of California, as such laws are applied to contracts to be entered into and performed entirely in California by California residents.  The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.  Neither this Warrant nor any term hereof may be changed or waived orally, but only by an instrument in writing signed by the Company and the Holder of this Warrant.  All notices and other communications from the Company to the Holder of this Warrant shall be delivered personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three days after deposit in the United States mail.

13.           Investment Representations.  The Holder hereby represents to the Company as follows:

(a)           The Holder is an “accredited investor,” as such term is defined under the Act.

(b)           This Warrant is being acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.  The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any portion of this the Warrant.

(c)           The Holder understands that the Warrant has not been registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the Holder’s representations set forth herein.

(d)           The Holder acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in connection with the issuance of the Warrant, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment.  The Holder represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(e)           The Holder acknowledges that the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The Holder is aware of the provisions of Rule 144 promulgated under the Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

ABAXIS, INC.

By:
Name: Clinton H. Severson
Title: President and CEO

Accepted and Agreed:

NATIONAL INSTITUTE FOR
STRATEGIC TECHNOLOGY
ACQUISITION AND COMMERCIALIZATION

By:

Name:

Title:

Attachment 1
NOTICE OF EXERCISE

TO:	ABAXIS, INC.

1.             The undersigned hereby elects to purchase ________________ shares of the Warrant Stock of Abaxis, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

2.             Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Name)

Attachment 2

INVESTMENT REPRESENTATION STATEMENT

Shares of the Securities
(as defined in the attached Warrant) of
ABAXIS, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Abaxis, Inc. (the “Company”) as follows:

(a)           The undersigned is an “accredited investor,” as such term is defined under the Act.

(b)           The securities to be received upon the exercise of the Warrant (the “Securities”) will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof except as permitted under applicable securities laws, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same except as permitted under applicable securities laws, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.  By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant except as permitted under applicable securities laws.

(c)           The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company’s reliance on such exemptions is predicated on the undersigned’s representations set forth herein.

(d)           The undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company’s counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

(e)           The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment.  The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company’s business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company’s disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

(f)           The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available.  The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold, the sale being through a “broker’s transaction” or in transactions directly with a “market makers” (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

Dated:

(Name)

Attachment 3

NOTICE OF CONVERSION

TO:	ABAXIS, INC.

3.             The undersigned hereby elects to acquire ________________ shares of the Securities of Abaxis, Inc., pursuant to the terms of the attached Warrant, by conversion of _____________ percent (________%) of the Warrant.

4.             Please issue a certificate or certificates representing said shares of Securities in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)

(Name)